Exhibit 99.1

KEARNY FINANCIAL CORP. PROVIDES UPDATE ON

SECOND-STEP OFFERING

Fairfield, New Jersey, April 20, 2015 – Kearny Financial Corp. (“Kearny-Federal”) (NASDAQ Global Select: KRNY), the holding company for Kearny Bank (the “Bank”), today announced that Kearny Financial Corp., a Maryland corporation, the proposed new holding company for the Bank (“New Kearny”), concluded the subscription and community offerings of its common stock on April 15, 2015. The offering was well received by the eligible depositors and borrowers of the Bank and members of the community and, accordingly, New Kearny does not anticipate extending the offerings or conducting a syndicated or firm commitment public offering. Results of the subscription and community offerings will be announced when processing of the orders has been completed and the independent appraisal has been finalized.

The completion of the conversion and offering remains subject to the approval of the members of Kearny MHC and the shareholders of Kearny-Federal at their respective special meetings to be held on May 5, 2015, as well as customary regulatory approvals and closing conditions. Subject to receipt of those approvals, the Company anticipates closing the conversion and offering in mid-May 2015.

Certain statements contained herein are “forward looking statements” within the meaning of the federal securities laws. Statements made herein that are not strictly historical are forward-looking; they are based on current expectations and speak only as of the date made. Actual results may differ materially. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder or member approval of the conversion, adverse changes in the real estate and economic environment, particularly in the market areas in which Kearny-Federal operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in Kearny-Federal’s filings with the Securities and Exchange Commission. Kearny-Federal and New Kearny undertake no obligation and specifically decline to release revisions to these forward-looking statements to reflect events or circumstances that take place after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.

Kearny-Federal has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Stockholders of Kearny-Federal are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the Securities and Exchange Commission by Kearny-Federal and New Kearny free of charge at the Securities and Exchange Commission’s website, www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Kearny-Federal and New Kearny are available free of charge from the Corporate Secretary of Kearny-Federal at 120 Passaic Avenue, Fairfield, New Jersey 07004, Attention: Corporate Secretary.

The directors, executive officers, and certain other members of management and employees of Kearny-Federal are participants in the solicitation of proxies in favor of the conversion from the stockholders of Kearny-Federal. Information about the directors and executive officers of Kearny-Federal is included in the proxy statement/prospectus filed with the Securities and Exchange Commission.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency.

Contact:

Craig L. Montanaro

President and Chief Executive Officer

Kearny Financial Corp.

(973) 244-4500